UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Fenton Main Street, Suite 300, Cary, NC	27511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Heron Therapeutics, Inc. (the “Company”) held on June 11, 2026, the Company’s stockholders voted on six proposals, including: (1) to elect seven director nominees: Craig Collard, Thomas Cusack, Sharmila Dissanaike, M.D., FACS, FCCM, Craig Johnson, Michael Kaseta, Adam Morgan, and Christian Waage to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal; (2) to ratify the appointment of Withum Smith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; (3) to approve, on a nonbinding advisory basis, compensation paid to the Company’s Named Executive Officers during the fiscal year ended December 31, 2025; (4) to approve the amendment and restatement of the Company’s 2007 Amended and Restated Equity Incentive Plan, to, among other things, increase the number of shares of common stock authorized for issuance thereunder by an additional 16,560,000 shares; (5) to approve the amendment to the Company's 1997 Employee Stock Purchase Plan, as amended, to increase the number of shares of common stock authorized for issuance thereunder by an additional 10,000,000 shares; and (6) to ratify, on a nonbinding advisory basis, the adoption of the Tax Benefits Preservation Plan.

Only stockholders of record as of the close of business on April 14, 2026 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, 188,638,866 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 141,927,939 shares of common stock of the Company were represented in person and by proxy, constituting a quorum for the Annual Meeting.

The votes with respect to each of the six proposals voted on at the Annual Meeting are set forth below:

Proposal 1: The Company’s stockholders elected the seven director nominees to serve until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal:

Name of Director Nominee	For	Against	Abstain	Broker Non-Votes
Mr. Collard	87,289,779	4,336,869	185,208	50,116,083
Mr. Cusack Dr. Dissanaike	88,537,725 87,960,023	3,088,305 3,729,614	185,826 122,219	50,116,083 50,116,083
Mr. Johnson	87,703,801	3,972,919	135,136	50,116,083
Mr. Kaseta	88,236,408	3,424,597	150,851	50,116,083
Mr. Morgan	88,295,437	3,381,282	135,137	50,116,083
Mr. Waage	85,276,872	6,399,195	135,789	50,116,083

Proposal 2: The Company’s stockholders ratified the appointment of Withum Smith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026:

For	Against	Abstain	Broker Non-Votes
139,715,514	1,706,193	506,232	0

Proposal 3: The Company’s stockholders approved, on a nonbinding advisory basis, the compensation paid to the Company’s Named Executive Officers during the fiscal year ended December 31, 2025:

For	Against	Abstain	Broker Non-Votes
77,315,474	12,117,861	2,378,521	50,116,083

Proposal 4: The Company’s stockholders approved the amendment and restatement of the Company’s 2007 Amended and Restated Equity Incentive Plan, to, among other things, increase the number of shares of common stock authorized for issuance thereunder by an additional 16,560,000 shares:

For	Against	Abstain	Broker Non-Votes
75,620,741	13,846,030	2,345,085	50,116,083

Proposal 5: The Company’s stockholders approved the amendment to the Company's 1997 Employee Stock Purchase Plan, as amended, to increase the number of shares of common stock authorized for issuance thereunder by an additional 10,000,000 shares:

For	Against	Abstain	Broker Non-Votes
83,765,950	6,496,205	1,549,701	50,116,083

Proposal 6: The Company’s stockholders ratified, on a nonbinding advisory basis, the adoption of the Tax Benefits Preservation Plan:

For	Against	Abstain	Broker Non-Votes
88,182,895	3,442,815	186,146	50,116,083

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: June 16, 2026	/s/ Ira Duarte
Ira Duarte Executive Vice President, Chief Financial Officer